Exhibit 99.1

RF Monolithics Announces Extension of Manufacturing Services Contract with Tai-Saw Technology Co., Ltd.

DALLAS--(BUSINESS WIRE)--March 29, 2012--RF Monolithics, Inc. (NASDAQ: RFMI) (“RFM” or “the Company”) a leader in machine-to-machine (M2M) wireless communications announced the signing of a manufacturing contract with Tai-Saw Technology Co., Ltd. (TST) (TWO: 3221). The contract extends the current agreement for assembly manufacturing at least through December 1, 2013 and continues RFM’s dependable source of supply for its Wireless Component segment products.

Farlin Halsey, President and CEO of RFM, stated, “We have developed a strong business alliance with TST and are pleased that it has now been extended. This contract is results from the long-standing business relationship that began with the transition of some product assembly to TST in 2001. TST also was our first partner to provide wafer fabrication services. We rely on TST to provide our Wireless Component segment products in a market that is very competitive based on quality, service and price. TST has performed very effectively and we believe this relationship with TST gives us technical capabilities, packaging technologies and added presence in the marketplace. TST has proven to be a valued business partner and we are very pleased to continue this relationship.”

TST’s operations, which include wafer fabrication, assembly, test, screening, and support operations, are located in Taoyuan, Taiwan. Yu-Tung Huang, Chairman of TST, commented, “We are also very pleased with the extension of this contract and the continuation of our alliance with RFM. We believe our engineering resources and capabilities complement RFM’s strong market presence. In addition to providing foundry and assembly services, our broad range of technical capabilities and turn-key products contribute to both TST’s and RFM’s growth plans.”

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at www.RFM.com.

About TST

TST, located in Taoyuan, Taiwan was founded in 1997 by engineers formerly with Motorola® with a goal to become the leading manufacturing service provider for high performance communications components and to advance processing technology for the application of wide band-gap piezoelectric wafers. TST’s services include wafer fabrication, assembly, screening and testing, and technical support. TST is a TS 16949 and QS 9000 qualified supplier. Additional information about TST can be found at www.taisaw.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, and future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, changes in our level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for our products, product defects and returns, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2011. We do not assume any obligation to update any information contained in this release.

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com